November 26, 2012

VIA HAND DELIVERY

Norris, McLaughlin & Marcus
721 Route 202-206, Suite 200
P.O. Box 1018
Somerville, New Jersey 08876-1018
Attention: John J. Eagan, Esq.

Re:	Sublease dated as of May 16, 2011 by and between Norris, McLaughlin & Marcus. P.A. and Senesco Technologies. Inc.

Dear Mr. Eagan:

Reference is hereby made to that certain Sublease dated as of May 16, 2011 by and between Norris, McLaughlin & Marcus, P.A. and Senesco Technologies, Inc. (the “Sublease”). Pursuant to Section 2 of the Sublease, please consider this letter our formal written election to exercise our right to extend the term of the Sublease through May 31, 2014. Following the delivery of this notice, the definition of “Termination Date” in the Sublease shall mean May 31, 2014.

Please indicate your acknowledgement and acceptance of the foregoing, and your waiver of the formal notice delivery requirements set forth in Section 27 of the Sublease solely for the purposes of delivery of this written election, by executing where indicated below. Should you have any questions concerning this matter, please feel free to contact me at (908) 864-4444. This letter shall be governed by and construed in accordance with the laws of New Jersey.

Very truly yours,

SENESCO TECHNOLOGIES, INC.

By:	/s/ Joel Brooks
Name:	Joel Brooks
Title:	CFO

ACKNOWLEDGED AND AGREED TO:

By:	/s/ G. R. Marcus
Name:	G. R. Marcus
Title:	President

Senesco Technologies, Inc.
721 Route 202/206 | Suite 130 | Bridgewater, NJ 08807
p 908 864 4444 | f 908 864 4440
www.senesco.com